Exhibit 15.(a).2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-199295) on Form S-8 of G.Willi-Food International Ltd. (the "Company") of our report dated April 29, 2018, relating to the 2017 financial statements appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2019.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network
Tel Aviv, Israel
March 19, 2020